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                                                                    EXHIBIT 10.1

            SHAREHOLDER AGREEMENT dated as of August 29, 2005, (this "Agreement"), among SMISC, LLC, a Delaware limited liability company ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Shareholder" and, collectively, the "Shareholders").

            WHEREAS, Parent, Motorsports Authentics, Inc., a Delaware corporation and a indirect wholly owned Subsidiary of Parent ("Sub"), and Action Performance Companies, Inc., an Arizona corporation ("Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

            WHEREAS, each Shareholder owns the number of shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite his, her or its name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares" of such Shareholder);

            WHEREAS, the Board of Directors of the Company has unanimously approved the terms of this Agreement; and

            WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Shareholder enter into this Agreement.

            NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the mutual promises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

            1. REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER. Each Shareholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself, herself or itself as follows:

                  (a) AUTHORITY, EXECUTION AND DELIVERY; ENFORCEABILITY. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and, assuming this Agreement constitutes the legal, valid and binding obligation of Parent, constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery by the Shareholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or

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      default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the Subject Shares of the Shareholder under, (i) any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding or instrument, (collectively, "Contracts") to which the Shareholder is a party or by which any of the Subject Shares of the Shareholder is bound or (ii) subject to the filings and other matters referred to in the next sentence, any provision of any judgment, order or decree (collectively, "Judgment") or any statute, law, ordinance, rule or regulation (collectively, "Applicable Law") applicable to the Subject Shares of the Shareholder. No consent, approval, order or authorization (collectively, "Consent") of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Shareholder in connection with the execution, delivery and performance by the Shareholder of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable to the Shareholder's receipt in the Merger of the Merger Consideration, (ii) such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) where the failure to obtain such Consent or action, or to make such registration, declaration or filing, could not reasonably be expected to prevent, materially impede or delay the performance by the Shareholder of its obligations under this Agreement. If the Shareholder is a natural person and is married, and the Shareholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

                  (b) THE SUBJECT SHARES. The Shareholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any Liens. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto. The Shareholder has the sole right to vote such Subject Shares (except to the extent that such Subject Shares are issuable upon the exercise of options or Warrants that have not been exercised by such Shareholder), and, except as contemplated by this Agreement, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares.

            2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to each Shareholder that Parent (i) is duly formed, validly existing and in good standing

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under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized. The execution and delivery by Parent of this Agreement and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Parent. Parent has duly executed and delivered this Agreement, and, assuming this Agreement constitutes the legal, valid and binding obligation of each of the other parties hereto, this Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, (i) the Certificate of Formation or Limited Liability Company Agreement of Parent, (ii) any Contract to which Parent is a party or by which any properties or assets of Parent are bound in any way that would prevent the consummation by Parent of the transactions contemplated by this Agreement or (iii) subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Applicable Law applicable to Parent or the properties or assets of Parent, in any way that would prevent the consummation by Parent of the transactions contemplated by this Agreement. No Consent of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. There is no suit, action, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

            3. COVENANTS OF EACH SHAREHOLDER. Each Shareholder, acting as a shareholder of the Company and not as an officer or director of the Company, severally and not jointly, agrees as follows:

                  (a) Without in any way limiting each Shareholder's right to vote its Subject Shares in its sole discretion with respect to any other matters, at any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Shareholder shall, including by executing a written consent if requested by Parent, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) Notwithstanding the foregoing paragraph (a), each Shareholder may decline to vote, or cause to be voted, the Subject Shares in favor of the Merger, if (i) without the prior written consent of such Shareholder, the Merger Agreement shall be amended to (A) reduce the price per share to be paid for the Subject Shares to less than

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      $13.00 per share, net to the seller in cash, (B) change the form of consideration payable in the Merger Agreement, or (C) amend or modify any term or condition of the Merger Agreement in a manner adverse to the shareholders of the Company; or (ii) any Governmental Entity shall have issued a final, nonappealable order, decree or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting such Shareholder from tendering Shares.

                  (c) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's First Amended and Restated Articles of Incorporation or Bylaws or other proposal or transaction involving the Company, in each case which proposal, transaction or amendment would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Company Common Stock. The Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

                  (d) The Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), consent to any Transfer of, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares (or any interest therein) to any person other than pursuant to the terms of the Merger or
      (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares other than pursuant to this Agreement and shall not commit or agree to take any of the foregoing actions. The Shareholder shall not, nor shall such Shareholder permit any entity under such Shareholder's control to, deposit any Subject Shares in a voting trust.

                  (e) The Shareholder shall not, nor shall it authorize or permit any employees or Affiliates of, or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative of, the Shareholder (collectively, the "Shareholder Representatives") to, directly or indirectly through any person or entity, (i) solicit, initiate or encourage, or knowingly take any other action designed to, or which would reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Shareholder Representative of such Shareholder, whether or not such person is purporting to act on behalf of such

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      Shareholder, shall be a breach of this Section 3(e) by such Shareholder.
      The Shareholder shall promptly advise Parent orally and in writing of any Takeover Proposal or inquiry made to the Shareholder with respect to any Takeover Proposal.

                  (f) Until the earlier of (i) the consummation of the Merger and (ii) termination of the Merger Agreement pursuant to its terms, the Shareholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. The Shareholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transaction contemplated by this Agreement or the Merger Agreement without the prior written consent of Parent, except as may be required by Applicable Law.

                  (g) The Shareholder, and any beneficiary of a revocable trust for which such Shareholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

                  (h) The Shareholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

            4. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF ATTORNEY-IN-FACT.

                  (a) Each Shareholder hereby irrevocably grants to, and appoints, Parent and Lesa Kennedy and Marcus Smith, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, and any individual designated in writing by any of them, as such Shareholder's proxy and attorney-in-fact (with full power of substitution), during and for the Proxy Term (hereinafter defined), for and in the name, place and stead of such Shareholder, to vote such Shareholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, (i) in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal and (iii) against any amendment of the Company's First Amended and Restated Articles of Incorporation or Bylaws, or other proposal or transaction (including any consent solicitation to remove or elect any directors of the Company) involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Company Common Stock. The Shareholder understands and

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      acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

                  (b) Such Shareholder represents that any proxies heretofore given in respect of such Shareholder's Subject Shares are not irrevocable, and that all such proxies are hereby or heretofore have been revoked.

                  (c) Such Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. Such Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 10-722 of the Arizona Code. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with Section 7.

                  (d) For purposes of this Agreement, "Proxy Term" means the period from the execution of this Agreement until the termination of this Agreement in accordance with the terms of Section 7 hereof.

            5. FURTHER ASSURANCES. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

            6. ADDITIONAL MATTERS. (a) Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors, and that each certificate representing such Subject Shares will be inscribed with a legend to such effect. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Shareholder, the number of Subject Shares listed in Schedule A beside the name of such Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Shareholder. Notwithstanding any provision in this Agreement to the contrary, nothing herein shall require or be deemed to require the exercise of, or give any person other than the Shareholder the power to exercise, any option to purchase Company Common Stock or any Warrants held at any time by such Shareholder, it being understood that the foregoing shall in no way limit the provisions of Section 3 herein.

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                  (b) Each Shareholder agrees that such Shareholder will tender to the Company, within 10 business days after the date hereof (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing such Shareholder's Subject Shares in order that the Company may inscribe upon such certificates the legend in accordance with Section 5.12 of the Merger Agreement.

                  (c) No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such a director or officer of the Company. Each Shareholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by any Shareholder or any employee or Affiliate of any Shareholder in his or her capacity as an officer or director of Company to the extent specifically permitted by the Merger Agreement.

                  (d) The parties hereto agree that the legend referenced above shall be removed and the restrictions set forth in the legend above shall be of no further force and effect, in each case, upon termination of this Agreement in accordance with Section 7 hereof.

            7. TERMINATION. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earliest to occur of (i) the Effective Time or (ii) the termination of the Merger Agreement. Nothing in this Section 7 shall relieve or otherwise limit the liability of any party for breach of this Agreement.

            8. GENERAL PROVISIONS.

                  (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

                  (c) INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

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                  (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to each Shareholder. This Agreement shall become effective against any Shareholder when one or more counterparts have been executed by such Shareholder and delivered to Parent. Each party need not sign the same counterpart.

                  (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any legal or equitable rights or remedies.

                  (f) GOVERNING LAW; CAPITALIZED TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE MERGER AGREEMENT.

                  (g) VOIDABILITY. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Sub would become, or could reasonably be expected to become an "interested shareholder" with whom the Company would be prevented for any period pursuant to Sections 10-2741 et seq. of the Arizona Code from engaging in any "business combination" (as such terms are defined in Section ARS 10-2701 of the Arizona Code), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

            9. SPECIFIC ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and

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(iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

            10. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any Shareholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Shareholders, and any assignment without such consent shall be null and void, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            12. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and related to the Subject Shares shall remain vested in and belong to the Shareholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholders in the voting of any of the Subject Shares, except as otherwise provided herein.

            13. SERVICE OF PROCESS. Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement. Nothing in this Agreement will affect the right of a party to serve process in another manner permitted by law.

            14. FIDUCIARY DUTIES. Notwithstanding anything to the contrary in this Agreement, in the case of any Shareholder who is a director of the Company, the agreements of such Shareholder contained in this Agreement shall not govern, limit or restrict such Shareholder's ability to exercise his or her fiduciary duties as a director to the shareholders of the Company under applicable law in his or her capacity as a director of Company.

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            IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Shareholder has signed this Agreement, all as of the date first written above.

                                     SMISC, LLC

                                     /s/ Marcus G. Smith
                                     _____________________________________
                                     By: Marcus G. Smith
                                     Title: Vice President

                                     SHAREHOLDER

                                      /s/ Fred Wagenhals
                                     -------------------------------------
                                     By: Fred Wagenhals

                    [Signature Page to Shareholder Agreement]

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                                   SCHEDULE A

       NAME                                  SHARES
       ----                                  ------
Fred Wagenhals    Fred Wagenhals has sole voting and disposition power over
                  906,800 shares of the Company and 284,195 options of the
                  company. In addition, Mr. Wagenhals has the right to vote up to 906,800 shares owned by Lisa Wagenhals (to the extent still owned by Lisa Wagenhals) and stock issued upon the exercise of up to 284,195 options of the company (to the extent still
                  owned by Ms. Wagenhals).

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